Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

(“Agreement”)

The Smith & Wollensky Restaurant Group, Inc., its subsidiaries and affiliates (“Company”), and James M. Dunn (“Mr. Dunn”) hereby agree as follows:

1.     Last Day of Employment. Mr. Dunn’s last day of employment with the Company was July 12, 2005 (the “Effective Date”). Mr. Dunn will receive his base salary through July 31, 2005. Mr. Dunn and the Company agree that, as of the Effective Date, the Employment Agreement between the Company and the Mr. Dunn dated April 30, 2004 (the “Employment Agreement”) shall be terminated and of no further force and effect.

2.     Separation Benefits. In exchange for Mr. Dunn’s execution of this Agreement and the promises Mr. Dunn makes herein, the Company will (a) continue to pay Mr. Dunn an amount equal to $10,000 per month on the Company’s regular pay days, commencing August 1, 2005 and ending April 30, 2006, and (b) allow Mr. Dunn to remain on the Company’s group health care plan through April 30, 2006, at the same monthly premium cost to Mr. Dunn as he would have paid had he remained an active Mr. Dunn through that period. After April 30, 2006, Mr. Dunn may elect to continue his group health coverage under COBRA, at his own full expense, if he is otherwise eligible to do so under the terms of the plan and under applicable law.

3.      Release of Claims. In exchange for the benefits provided to him under this Agreement, Mr. Dunn irrevocably and unconditionally forever releases and discharges the Company, its affiliates, related companies, successors and assigns, and each of their respective current and former employees, officers, directors, owners, members, stockholders, representatives, administrators, fiduciaries, agents, insurers, and employee benefit programs (and the trustees, administrators, fiduciaries and insurers of any such programs) (collectively, the “Released Parties”) from all actual or potential, known or unknown claims that Mr. Dunn presently may have. The claims that Mr. Dunn is releasing include, for example and without limitation, claims under any federal, state or local common law, statute, regulation or law of any type, including but not limited to Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Massachusetts Law Against Discrimination, Massachusetts state wage and hour laws and the Family and Medical Leave Act; any other claims of employment discrimination or for breach of contract; any claims arising under or otherwise related to the Employment Agreement or any other written or oral agreement with the Company; and claims for any other or further compensation, damages, payments or benefits of any kind from any Released Party. Mr. Dunn agrees that he has not filed or caused to be filed any lawsuit, complaint, charge, grievance or any other proceeding against the Company with any court, agency or other tribunal and to the extent permissible by law, Mr. Dunn promises never to do so based on any claims released in this Section 3.

The Company irrevocably and unconditionally forever releases Mr. Dunn from all known claims that the Company presently may have.

4.     Release of ADEA Claims. In exchange for the benefits provided to him under this Agreement, Mr. Dunn hereby agrees and acknowledges that his release of claims under Section

3, above, extends to and includes a release of any and all claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), and hereby irrevocably and unconditionally forever releases and discharges the Company and all Released Parties from any and all actual or potential, known or unknown claims that he presently may have under the ADEA. Mr. Dunn acknowledges that the final month of (a) the payment referred to in Section 2(a) and (b) the contribution referred to in Section 2(b), above, are being given in exchange for Mr. Dunn’s release of ADEA claims.

5.     Confidentiality of Agreement. Mr. Dunn agrees to keep every term of this Agreement confidential and to not hereafter disclose the existence of this Agreement, the fact that this Agreement was being discussed or considered, or the substance or contents of this Agreement to any person or entity other than his attorneys, tax advisors and immediate family, or otherwise as required by court order.

6.     Confidential Information. During the term of his employment, the Company provided Mr. Dunn and Mr. Dunn had access to Confidential Information concerning, among other things, its business, financial information, recipes, supplier lists, operations, designs, products, product enhancements, and customers. “Confidential Information” refers to information not generally known by others in the form in which it is used by the Company, and which gives the Company a competitive advantage over other companies which do not have access to this information, including secret, confidential, or proprietary information or trade secrets of the Company, conveyed orally or reduced to a tangible form in any medium, including information concerning the Company’s operations; future plans; business models; business methods; strategies; financial results and statements; materials requirements and sources; contracts; recipes; supplier lists; trade secrets; stock ownership; and financial information, as well as information about the Company’s active and prospective customers and how to best serve their needs and preferences. “Confidential Information” does not include information that (i) Mr. Dunn knew prior to his employment with the Company, (ii) subsequently came into Mr. Dunn’s possession other than through his work for the Company and not as a result of a breach of any duty owed to the Company, or (iii) is generally known within the relevant industry.

(a)          Promise Not to Disclose. Mr. Dunn promises never to use or disclose any Confidential Information before it has become generally known within the relevant industry through no fault of his own, other than as required by court order. Mr. Dunn agrees that this promise shall never expire.

(b)          Promise Not to Solicit Employees. Mr. Dunn agrees that, for a period of eighteen (18) months after the Effective Date, he will not, directly or indirectly, solicit or attempt to solicit, any officer, director, consultant or employee of the Company to leave his or her engagement with the Company nor will he directly hire any person who was a director, consultant, officer or employee of the Company at the time of the termination of the Mr. Dunn’s employment with the Company.

(c)          Return of Company Property. Within 14 days of the Effective Date, Mr. Dunn will return to the Company all files, documents, records, and copies of the foregoing (whether in hard or electronic form), Company-provided computer and telephone equipment, credit cards, keys, building passes, security passes, access or identification cards, and any other property of the Company or materials containing the Company’s Confidential Information in Mr. Dunn’s possession or control.

(d)          Intellectual Property. Intellectual property (including such things as all ideas, concepts, recipes, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during Mr. Dunn’s Company employment (except intellectual property that has no relation to the Company that Mr. Dunn developed, etc., purely on his own time and at his own expense), shall be the sole and exclusive property of the Company, and Mr. Dunn hereby assigns all his rights, title, and interest in any such intellectual property to the Company.

(e)          Disclosure of Confidential Information. Upon service to Mr. Dunn, or anyone acting on his behalf, of any court order, subpoena, or other legal process requiring Mr. Dunn to disclose (i) Confidential Information or (ii) any information described in Section 5, above, Mr. Dunn shall immediately notify the Company (unless directed otherwise by a court or governmental authority) and shall cooperate fully with the Company to lawfully resist disclosure of the information prior to actual compliance with the request.

(f)           Enforcement of This Section 6. Mr. Dunn agrees and acknowledges that (a) the terms of this Section are reasonable and necessary to protect the Company’s legitimate interests, (b) the restrictions contained in this Section will not prevent him from earning or seeking a livelihood, (c) the restrictions contained in this Section shall apply wherever permitted by law, and (d) his violation of any of the terms of this Section would irreparably harm the Company. Accordingly, Mr. Dunn agrees that, if he violates any of the provisions of Sections 6(a), 6(b), or 6(e), the Company shall be entitled, in addition to and without limiting other remedies or damages available to it, to an injunction to be issued by any court of competent jurisdiction restraining Mr. Dunn from committing or continuing any such violation, without the need to post a bond or undertaking.

7.     Cooperation. Mr. Dunn agrees that he will reasonably assist and cooperate with the Company in connection with (i) the transition of his duties, and (ii) the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, and including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency.

8.     No Disparagement or Harm. Mr. Dunn agrees not to criticize, denigrate, or otherwise disparage the Company, any other Released Party, or any Company product or product enhancement. The Company agrees not to denigrate or disparage Mr. Dunn.

9.      Agreement to Purchase Securities. The Company agrees that if during the period commencing on the Effective Date and ending on September 15, 2005, Mr. Dunn desires to sell any shares of common stock of The Smith & Wollensky Restaurant Group, Inc. held by him on the Effective Date or subject to options held by him and vested as of the Effective Date, the Company will purchase such shares at a price equal to $6.00 per share (minus any applicable exercise price) if it is permitted to do so under applicable law and the policies of the Company;

provided that Mr. Dunn executes any acknowledgments reasonably required by the Company. Employee acknowledges that the expiration date of the options held by him is the three-month anniversary of the Effective Date.

10.  Miscellaneous. This Agreement is not an admission of guilt or wrongdoing by either Mr. Dunn or the Company. This Agreement constitutes the entire agreement between Mr. Dunn and the Company with respect to the subject matter hereof, and Mr. Dunn represents that he is not signing this Agreement in reliance on any representation not expressly set forth herein. No provisions of this Agreement may be modified, waived, amended or discharged except by a written document signed by Mr. Dunn and a duly authorized Company representative. This Agreement binds Mr. Dunn’s heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties. If any of the provisions, terms or clauses of this Agreement are found by a court to be overly broad, those provisions, terms and clauses shall be enforceable (and modified and enforced) to the broadest extent permissible under the law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction’s laws). Section headings are intended solely for convenience of reference only and shall not be a part of this Agreement for any other purpose.

11.  Review Period. The Company advised Mr. Dunn to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave Mr. Dunn at least twenty-one (21) days in which to consider this Agreement, and Mr. Dunn waives any right he might have to additional time beyond this consideration period within which to consider this Agreement. The Company advised Mr. Dunn to discuss this Agreement with his own attorney (at his own expense) during this period if he wished to do so. Mr. Dunn understands that he may revoke his release of ADEA claims under Section 4 of this Agreement within seven (7) days after he signs this Agreement, in which case he will not receive the final month of (a) the payment referred to in Section 2(a) and (b) the contribution referred to in Section 2(b), above, and in which case all other provisions of this Agreement, including Mr. Dunn’s release of non-ADEA claims, shall remain in full force and effect. Mr. Dunn has carefully read this Agreement, fully understands what it means, and is entering into it voluntarily.

Dated:	_________________________	___________________________________
JAMES M. DUNN

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

Dated:	_________________________	By:
		Name:	_________________________
		Title:	_________________________